Exhibit 10.67

ENVIRONMENTAL POWER CORPORATION

RESTRICTED STOCK AGREEMENT

AGREEMENT made this 15th day of March, 2004, between Environmental Power Corporation, a Delaware corporation (the “Company”), and Jessie Knight, Jr. (the “Stockholder”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Shares Subject to Agreement.

The Company will issue to the Stockholder, pursuant to the terms of the Company’s Amended and Restated 2003 Incentive Compensation Plan (the “Plan”), 11,162 shares (the “Shares”) of the common stock, $0.01 par value per share, of the Company (“Common Stock”). The Stockholder agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2. Forfeiture.

(a) In the event that the Stockholder ceases to serve as a consultant to or employee or director of the Company for any reason or no reason, with or without cause, prior to March 31, 2006, the Unvested Shares (as defined below) shall automatically be forfeited to and reacquired by the Company (the “Forfeiture Right”). The forfeiture of some or all of the Shares may be waived by the Company at any time in its sole and absolute discretion.

(b) “Unvested Shares” means the total number of Shares multiplied by the Applicable Percentage at the time the Forfeiture Right becomes exercisable by the Company. The “Applicable Percentage” shall be: (i) 100%, less 25% for each full calendar quarter of service completed by the Stockholder with the Company from and after March 31, 2005, and (ii) zero on or after March 31, 2006.

(c) For purposes of this Agreement, service with the Company shall include service with a parent or subsidiary of the Company.

3. Restrictions on Transfer.

The Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Forfeiture Right, except that the Stockholder may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Stockholder and/or Approved Relatives, provided that, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 3 and the Forfeiture Right), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation).

4. Escrow.

The Stockholder shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Stockholder shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Stockholder, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

5. Restrictive Legends.

All certificates representing Shares may have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

6. Withholding Taxes; Section 83(b) Election.

(a) The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Stockholder on the lapse of the Forfeiture Right.

(b) The Stockholder has reviewed with the Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Stockholder understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are purchased rather than when and as the Company’s Forfeiture Right expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase.

(c) THE STOCKHOLDER ACKNOWLEDGES THAT IT IS THE STOCKHOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S, TO FILE THE

ELECTION UNDER SECTION 83(b) IN A TIMELY MANNER, EVEN IF THE STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE STOCKHOLDER’S BEHALF.

7. Miscellaneous.

(a) Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Stockholder with this Agreement.

(b) No Rights to Employment. The Stockholder acknowledges and agrees that the vesting of the Shares pursuant to Section 2 hereof is earned only by continuing service as a consultant to or an employee at the will of the Company (not through the act of being hired). The Stockholder further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 4 and 5 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(f).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Entire Agreement. This Agreement, together with the Stockholders Agreement, constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Stockholder’s Acknowledgments. The Stockholder acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Stockholder’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Pierce Atwood is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Stockholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

/s/ Jessie Knight, Jr.
Jessie Knight, Jr.

Address: